                                                                      EXHIBIT 11
                                                                      1 of 2

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                                                    Three Months Ended June 30,
                                                    ---------------------------
                                                        1997           1996
                                                    ------------    -----------
                                                            (Unaudited)
Primary:

 Net income available for common shareholders       $      3,000    $ 1,080,000
                                                    ============    ===========
 Weighted average of common shares
  outstanding not included in
  amounts below                                       22,425,393     21,845,748

 Weighted average of common shares
  issuable on exercise of outstanding
  stock options and warrants                              15,610              -
                                                    ------------    -----------

 Weighted average of common and
  common equivalent shares
  outstanding, as adjusted                            22,441,003     21,845,748
                                                          or             or
                                                      22,441,000     21,846,000
                                                    ============    ===========

 Net income per common share                        $       0.00    $      0.05
                                                    ============    ===========


Fully Diluted:

 Net income available for common shareholders       $      3,000    $ 1,080,000
                                                    ============    ===========

 Weighted average of common shares
  outstanding as adjusted for primary
  computation                                         22,441,003     21,845,748

 Weighted average of additional common
  shares issuable on exercise of
  outstanding stock options and warrants                 115,258              -
                                                    ------------    -----------
 Weighted average of common and
  common equivalent shares
  outstanding, as adjusted                            22,556,261     21,845,748
                                                          or             or
                                                      22,556,000     21,846,000
                                                    ============    ===========
 Net income per common share                        $       0.00    $      0.05
                                                    ============    ===========

                                                                      EXHIBIT 11
                                                                      2 of 2

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                                                     Six Months Ended June 30,
                                                    ---------------------------
                                                        1997           1996
                                                    ------------    -----------
                                                            (Unaudited)
Primary:

 Net income available for common shareholders       $     50,000    $ 1,865,000
                                                    ============    ===========
 Weighted average of common shares
  outstanding not included in
  amounts below                                       22,353,667     21,785,315

 Weighted average of common shares
  issuable on exercise of outstanding
  stock options and warrants                              16,397              -
                                                    ------------    -----------

 Weighted average of common and
  common equivalent shares
  outstanding, as adjusted                            22,370,064     21,785,315
                                                          or             or
                                                      22,370,000     21,785,000
                                                    ============    ===========

 Net income per common share                        $       0.00    $      0.09
                                                    ============    ===========


Fully Diluted:

 Net income available for common shareholders       $     50,000    $ 1,865,000
                                                    ============    ===========

 Weighted average of common shares
  outstanding as adjusted for primary
  computation                                         22,370,064     21,785,315

 Weighted average of additional common
  shares issuable on exercise of
  outstanding stock options and warrants                  97,828              -
                                                    ------------    -----------
 Weighted average of common and
  common equivalent shares
  outstanding, as adjusted                            22,467,892     21,785,315
                                                          or             or
                                                      22,468,000     21,785,000
                                                    ============    ===========
 Net income per common share                        $       0.00    $      0.09
                                                    ============    ===========